Registration No. 333-81839

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GERMAN AMERICAN BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation or Organization)	35-1547518 (I.R.S. Employer Identification Number)

711 Main Street
Jasper, Indiana 47546-3042
(Address of Principal Executive Offices)

GERMAN AMERICAN BANCORP EMPLOYEES' PROFIT SHARING PLAN
(Full Title of the Plan)

Mark A. Schroeder President and Chief Executive Officer 711 Main Street Jasper, Indiana 47546-3042 (812) 482-1314	Copy to:	Mark B. Barnes Ice Miller One American Square, Box 82001 Indianapolis, Indiana 46282-0002 (317) 236-2100

(Name, address and telephone number,
including area code, of Agent for Service)

        The purpose of this Post-Effective Amendment No. 1 is to deregister all securities under this Registration Statement that remained unsold at the close of business on December 31, 2002, the date of termination of the offering of such securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jasper, Indiana, on this 30th day of December, 2003.

GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of December, 2003.

Signature and Title

/s/  Mark A. Schroeder
Mark A. Schroeder, President and Director
(Chief Executive Officer)

George W. Astrike*
George W. Astrike, Director

David G. Buehler*
David G. Buehler, Director

William R. Hoffman*
William R. Hoffman, Director

J. David Lett, Director

Gene C. Mehne*
Gene C. Mehne, Director
Robert L. Ruckriegel, Director

Larry J.Seger*
Larry J. Seger, Director

Joseph F. Steurer*
Joseph F. Steurer, Director

Chet L. Thompson, Director

Michael J. Voyles*
Michael J. Voyles, Director

/s/  Bradley M. Rust
Bradley M. Rust, Principal Financial Officer
and Principal Accounting Officer

*By:  /s/ Mark A. Schroeder
Mark A. Schroeder, as attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, German American Bancorp, acting as the Plan Administrator of the German American Bancorp Employees’ Profit Sharing Plan, has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jasper, Indiana, on this 30th day of December, 2003.

GERMAN AMERICAN BANCORP EMPLOYEES' PROFIT SHARING PLAN By: GERMAN AMERICAN BANCORP, Plan Administrator By: /s/ Mark A. Schroeder Mark A. Schroeder President and Chief Executive Officer